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                                                                   Exhibit 10.57

Civil Court of the City of New York
County of New York: Non-Housing Part 52

30 Broad Street Associates, LLC,
         Petitioner-Landlord

against

Integrated Information Systems, Inc.
         Respondent-Tenant

STIPULATION OF SETTLEMENT

         IT IS HEREBY STIPULATED AND AGREED by and between the parties herein and their respective counsel that the above-captioned proceeding is hereby settled upon the following terms and conditions:

         1. Respondent Integrated Information Systems, Inc. ("Respondent") hereby appears in this proceeding by its attorneys Gallet Dreyer & Berkey, LLP and admits and concedes the jurisdiction of this Court over this person and waives any personal jurisdiction defenses it may have with respect to the instant proceeding.

         2. Subject to the terms and conditions of this Stipulation, the Respondent surrenders all right title and interest to the premises effective upon the execution of this Stipulation. Respondent waives any and all rights to occupy the premises, effective immediately. Petitioner may take immediate possession of the premises.

         3. Respondent represents that it is in sole possession of the premises and that there are no other persons or entities in possession of said premises.

         4. Respondent agrees that any property remaining in the premises shall be deemed abandoned by it, and be removed and disposed of by the Petitioner. Respondent further agrees that Petitioner shall bear no liability for any such removal or disposal of property which is deemed abandoned.

         5. In consideration for the Respondent vacating and surrendering possession of the premises, and being released from all liability under the lease, the Respondent agrees to pay the following sums to the Petitioner:

         (a) Effective immediately, the Respondent surrenders all right title and interest in the security deposit under the terms of the lease dated April 24, 1997 between the Respondent and Petitioner's predecessor, Petitioner may take such security and co-mingle it with its general funds subject to its sole discretion; and

         (b) The Respondent shall pay the Petitioner the sum, of $59,831.00 on or before October 15, 2002.

         6. The terms and conditions of this Stipulation are subject to: (a) the approval of the Board of Directors of Respondent, acceptance of a restructuring proposal by all major creditors of Respondent and Respondent's completion of accounts receivable backed financing paid to Petitioner as set forth above.


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         7. In the event that the Respondent has not received the requisite approvals and consents by October 15, 2002, or does not pay the sums set forth in Paragraph 5(b), then this proceeding shall be restored to the Part 52 calendar (on five (5) days notice by either counsel) for the purposes of adjudicating all claims for rent and additional rent due under the lease, without prejudice to any rights, defenses or claims that either party may have, including those set forth n Respondent's Answer.

         8. For the valuable consideration set forth above and subject the terms herein, each side waives and releases any and all claims each has against the other relating to the Respondent's occupancy of the premises from the beginning of time to the date of this Stipulation, except for the obligations set forth herein.

         9. It is specifically understood and agreed by and between the parties, that the within Stipulation is the result of extensive negotiations between the parties. It is understood and agreed that both parties shall be deemed to have drawn these documents in order to avoid any negative inference by any court as against the preparer of the document.

         10. Except as otherwise provided in this Stipulation no subsequent alteration, amendment, change or addition to this Stipulation shall be binding upon Petitioner and Respondent, unless in willing arid signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

         11. This Stipulation shall be binding upon the respective parties, their heirs, assigns, executors, administrators and successors-in-interest to their Property.

         12. Facsimile signatures shall be deemed originals herein.

         13. This stipulation may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

New York, New York
September 20, 2002

Beldin, Burden Wenig & Goldman             Gallet Dreyer & Berkey, LLC
Attorneys for Petitioner                   Attorneys for Respondent

By: /s/ Joseph Burden                      By: /s/ Beatrice Lesser

30 Broad Street Associates, LLC            Integrated Information Systems, Inc.
By: Seavest 30 Broad, LLC, Agent           Respondent
By: Seavest 30 Broad, Inc.


By: /s/ Richard Segal                      By: /s/ Mark N. Rogers
         Richard Segal, President                  Mark N. Rogers, Senior Vice
                                                   President and General Counsel